EXHIBIT 23.2






       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Registration Statement on Form SB-2 of our reports dated March 25, 2005 relating to the financial statements of Oxford Technologies, Inc., which appear in such Registration Statement. We also consent to the use of our reports dated February 26, 2004 and updated, September 22, 2004 of Axiom Manufacturing Services, Limited. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Demetricus & Company, L.L.C.
--------------------------------
Demetrius & Company, L.L.C.
Wayne, New Jersey

August 10, 2005